EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VolitionRx Limited

Austin, TX

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 30, 2022, contained in this annual report on Form 10-K with respect to the consolidated financial statements of VolitionRx Limited, in its registration statements on Form S-3 (Registration Statement Nos. 333-195213, 333-227248, 333-227731, 333-236335 and 333-259783) and its registration statements on Form S-8 (Registration Statement Nos. 333-208512, 333-214118, 333-221054, 333-227565, 333-236336 and 333-258133).

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Draper, UT

March 30, 2022